Exhibit 99.1

BUDGET MOTELS, INC.

COMBINED FINANCIAL STATEMENTS

OF SPECIFIED PROPERTIES

October 31, 2006

Incorporated under the laws of the Commonwealth of Virginia

CUNDIFF & ASSOCIATES, CPA, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

WWW.CUNDIFFCPAS.COM

321 S. LOUDOUN STREET WINCHESTER, VIRGINIA 22601 (540) 667-0441 • FAX: (540) 667-2643	9275 CORPORATE CIRCLE MANASSAS, VIRGINIA 20110 (703) 368-7435 • FAX: (703) 366-3116

INDEPENDENT AUDITORS’ REPORT

Supertel Hospitality, Inc.

Norfolk, Nebraska

We have audited the accompanying combined balance sheet of specified properties, as described in Note 1, owned by Budget Motels, Inc. and its subsidiary as of October 31, 2006, and the related combined statements of operations, equity in properties, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the combined balance sheets and the related combined statements of operations, equity in properties, and cash flows of specified properties owned by Budget Motels, Inc. and its subsidiary, and are not intended to be a complete presentation of Budget Motels, Inc.’s or its subsidiaries’ assets, liabilities, equity in properties, revenues, and expenses.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the specified properties as described in Note 1, as of October 31, 2006, and the results of their operations, changes in equity in properties, and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cundiff & Associates, CPA, P.C.

Cundiff & Associates, CPA, P.C.

Certified Public Accountants

Manassas, Virginia

May 29, 2007

BUDGET MOTELS, INC.

COMBINED BALANCE SHEET OF SPECIFIED PROPERTIES

October 31, 2006

ASSETS
Current Assets:
Cash:
Operating Accounts	$15,090
Restricted Escrow Accounts	414,009

Total Cash and Cash Equivalents	$429,099

Accounts Receivable—Trade	64,506
Prepaid Expenses	111,917
Inventories	152,278

Total Current Assets	$757,800

Property, Improvements and Equipment, Net of Accumulated Depreciation of $17,976,827	6,466,651

Other Assets:
Deposits	$4,517
Deferred Expenses	309,006

Total Other Assets	313,523

Total Assets	$7,537,974

LIABILITIES AND EQUITY IN PROPERTIES
Current Liabilities:
Current Maturity of Long-Term Debt	$504,610
Insurance Payable	13,816
Accounts Payable—Trade	137,710
Accrued Salaries	78,737
Accrued Liabilities	175,331
Sales Tax Payable	92,879
Advance Reservations	12,463
Payroll Taxes Withheld and Accrued	30,935

Total Current Liabilities	$1,046,481

Long-Term Debt	11,094,715

Total Liabilities	$12,141,196

Equity in Properties:
Assets in Excess (Deficit) of Liabilities	$(4,603,222)

Total Equity in Properties	(4,603,222)

Total Liabilities and Stockholders’ Equity	$7,537,974

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENTS OF EQUITY IN PROPERTIES OF SPECIFIED PROPERTIES

For the Year Ended October 31, 2006

Balance, Beginning of Year	$(4,426,513)
Net Income (Loss)	682,361
Distributions to Parent Office	(859,070)

Balance, End of Year	$(4,603,222)

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENT OF OPERATIONS OF SPECIFIED PROPERTIES

For the Year Ended October 31, 2006

Revenue	$9,520,928
Department Expenses	2,990,496
Undistributed Operating Expenses	3,481,480

Operating Margin Before Fixed Expenses	$3,048,952
Fixed Expenses	2,366,591

Net Income (Loss)	$682,361

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

COMBINED STATEMENT OF CASH FLOW OF SPECIFIED PROPERTIES

For the Year Ended October 31, 2006

Cash Flows From Operating Activities:
Net Income (Loss)	$682,361

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	$898,344
(Increase) Decrease in Accounts Receivable—Trade	26,635
(Increase) Decrease in Prepaid Expenses	29,853
(Increase) Decrease in Inventories	(2,870)
Increase (Decrease) in Insurance Payable	2,157
Increase (Decrease) in Accounts Payable—Trade	(20,969)
Increase (Decrease) in Accrued Salaries	(5,915)
Increase (Decrease) in Accrued Liabilities	(17,164)
Increase (Decrease) in Sales Taxes Payable	(11,400)
Increase (Decrease) in Advance Reservations	(7,704)
Increase (Decrease) in Payroll Taxes Withheld and Accrued	(4,558)

886,409

Net Cash Provided (Used) by Operating Activities	$1,568,770

Cash Flows From Investing Activities:
Purchase of Property, Improvements and Equipment	$(283,027)

Net Cash Provided (Used) by Investing Activities	(283,027)

Cash Flows From Financing Activities:
Repayment of Long-Term Debt	$(457,182)
Distributions to Parent Office	(859,070)

Net Cash Provided (Used) by Financing Activities	(1,316,252)

Increase (Decrease) in Cash and Cash Equivalents	$(30,509)

Cash and Cash Equivalents at Beginning of Year	459,608

Cash and Cash Equivalents at End of Year	$429,099

Supplemental Data:
Interest Paid	$889,060

The accompanying notes are an integral part of these financial statements.

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Consolidation:

These financial statements include the accounts of specified properties of Budget Motels, Inc. and its wholly owned subsidiary Waterloo Hospitality, Inc. These financial statements are not intended to be a complete presentation of Budget Motels, Inc.’s assets, liabilities, equity in properties, revenues, and expenses or of its subsidiaries. The specified properties consist of:

Properties owned by Waterloo Hospitality, Inc.:

Property	Location	Rooms
Days Inn—Alexandria	Alexandria, VA	200
Days Inn—South	Fredericksburg, VA	156
Comfort Inn—Landmark*	Alexandria, VA	150
Days Inn—Shreveport	Shreveport, LA	148

*	Property with leased restaurant

All properties are managed by Budget Motels, Inc.

Accounts Receivable:

The Corporation considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventories:

Inventories are stated at the lower of cost or market value. Cost is determined principally by the first-in, first-out method.

Property, Improvements and Equipment, and Depreciation:

Property, Improvements and Equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis. Accelerated methods are used for tax purposes. The estimated lives used in determining depreciation are:

Building and Improvements	8-25 years
Signs and Office Furniture	5-10 years
Furniture and Fixtures	8 years
Airplanes and Vehicles	3-7 years

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, stockholders’ equity, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Compensated Absences:

The Corporation has not accrued compensated absences, because the amount cannot be reasonably determined.

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

2.	CASH AND CASH EQUIVALENTS:

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. At the balance sheet dates, cash and cash equivalents included cash on hand and in banks. Also included was $414,009 in restricted escrow accounts on deposit with a mortgage lender. These escrow accounts are only to be used for completion of renovations; acquisition of furniture, fixtures and equipment; and payment of real estate taxes and insurance.

3.	PROPERTY, IMPROVEMENTS AND EQUIPMENT:

These assets are stated at cost as follows:

Land	$1,710,701
Buildings and Improvements	16,224,813
Signs and Office Furniture	442,101
Furniture and Fixtures	5,953,467
Vehicles	112,396

Total Cost	$24,443,478
Less Accumulated Depreciation and Amortization	17,976,827

Undepreciated Cost	$6,466,651

The Property, Improvements and Equipment have been pledged as collateral for borrowings of long-term debt, as disclosed in Footnote 5

4.	DEFERRED EXPENSES:

These assets are stated at cost as follows:

Franchise Fees	$50,600
Loan Costs	509,853

Total Cost	$560,453
Less Accumulated Amortization	251,447

Unamortized Cost	$309,006

Amortization expense annually was $24,708.

5.	LONG-TERM DEBT:

Long-Term Debt is summarized as follows:

Wachovia Securities: Payable in monthly installments of $32,201 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Alexandria. Due March 1, 2020.	3,336,792

Wachovia Securities: Payable in monthly installments of $21,176 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Fredericksburg—South. Due March 1, 2020.	2,194,338

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

5.	LONG-TERM DEBT, Continued:

Wachovia Securities: Payable in monthly installments of $39,308 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Comfort Inn—Landmark. Due March 1, 2020.	4,073,269

Wachovia Securities: Payable in monthly installments of $19,251 to amortize the principal balance over a 22 year period, including interest at 7.375% fixed. Collateralized by a deed of trust on the Days Inn - Shreveport. Due March 1, 2020.	1,994,926

Subtotals	$11,599,325
Less Current Portion	504,610

LONG-TERM DEBT	$11,094,715

For periods ending October 31, 2007 through October 31, 2011, long-term debt maturities under present arrangements are as follows:

October 31,
2007	$504,610
2008	543,109
2009	584,545
2010	629,143
2011	677,143

Total	$2,938,550

Future Debt Requirements	$8,660,775

6.	INCOME TAXES:

Income taxes on net earnings are payable individually by the stockholders pursuant to an “S” Corporation election with the Internal Revenue Code whereby the income is passed to the stockholders. Accordingly, no provision has been made for income taxes, except for income tax due to the state of Louisiana, for which “S” Corporation status has not been elected. Federal income tax returns of the Corporation through October 31, 1978, have been examined by the Internal Revenue Service.

7.	OCCUPANCY PERCENTAGES, AVERAGE ROOM RATES AND REVPAR:

Occupancy percentages, average room rates, and RevPAR* per location for the fiscal year ended October 31, 2006 are as follows:

	Occupancy Percentage	Average Daily Rate	RevPAR*
Days Inn—Alexandria	68.92%	60.33	41.57
Days Inn—Fredericksburg—South	64.94%	40.78	26.48
Comfort Inn—Landmark	72.63%	75.95	55.16
Days Inn—Shreveport	79.61%	39.93	31.78

*	Revenue Per Available Room

BUDGET MOTELS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS OF SPECIFIED PROPERTIES

October 31, 2006

8.	401(k) PLAN:

The Corporation has a 401(k) plan covering substantially all full time employees. The Corporation matches 25% of employee deferrals up to 6% of their annual salary. The cost to the specified properties under contract for fiscal year ended October 31, 2006 was $3,277

9.	CONTINGENT LIABILITY:

The Company has certain demand deposit accounts in financial institutions in excess of the FDIC limits. The Company has not experienced any losses in such accounts.

10.	SUBSEQUENT EVENTS:

The stockholders of the Company made the decision to sell its hotels and liquidate its assets. On February 9, 2007, the Company signed a Hotel Purchase Agreement to sell the following properties: the Days Inn—Alexandria, the Days Inn—Fredericksburg—South, the Comfort Inn—Alexandria, and the Days Inn—Shreveport with settlement to take place on March 30, 2007. On February 9, 2007, the company signed another Hotel Purchase Agreement to sell the Days Inn—Fredericksburg—North and the Days Inn—Bossier with settlement to take place on July 31, 2007. In addition, the second Agreement included lease provisions for the two properties until settlement.